UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):
November 19, 2003

VORNADO REALTY L.P.

(Exact name of registrant as specified in its charter)

Delaware	13-3925979
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

No. 000-22635
(Commission File Number)

888 Seventh Avenue, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(212) 894-7000
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

ITEM 5.                             OTHER EVENTS.

Vornado Realty L.P. (the “Company”) is electing to re-issue in an updated format the presentation of its historical financial statements in accordance with the provisions of Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS 144”).

During 2003, the Company has classified certain properties as assets related to discontinued operations and, in accordance with SFAS 144, has reported revenue and expenses related to these properties as discontinued operations for the periods presented in its quarterly reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2003. This reclassification had no effect on the Company’s reported net income or net income per Class A unit.  This Current Report on Form 8-K updates Part II, Items 6, 7 and 8 of the Company’s Form 10-K for the year ended December 31, 2002 to reflect those properties as discontinued operations for comparison purposes.

Additionally, the Company has revised its presentation of EBITDA for the years ended December 31, 2002, 2001 and 2000 in order to comply with the Securities and Exchange Commission’s Regulation G concerning non-GAAP financial measures.  Regulation G was not effective at the time of the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

In 2003, the Company revised how it presents EBITDA, a measure of performance of its segments, and has revised the disclosure for all periods presented. EBITDA as disclosed represents "Earnings before Interest, Taxes, Depreciation and Amortization."

The information contained in this current report on Form 8-K is presented as of December 31, 2002, and other than as indicated above, has not been updated to reflect developments subsequent to that date.

All other items of the Form 10-K remain unchanged.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VORNADO REALTY L.P.

By: VORNADO REALTY TRUST, sole General Partner

By:	/s/ Joseph Macnow
Joseph Macnow, Executive Vice President- Finance and Administration and Chief Financial Officer

Date: November 19, 2003

EXHIBIT INDEX

EXHIBIT NO.
99.1	Selected Financial Data:

Selected Consolidated Financial Data

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Financial Statements and Supplementary Data

99.2	Consent of Independent Accountants